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                                                                  EXHIBIT 3.1(c)

                          CERTIFICATE OF INCORPORATION

                                       of

                             SUPERUS HOLDINGS, INC.

                            (a Delaware Corporation)

                                   * * * * * *



         THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:    The name of the corporation is:
                   SUPERUS HOLDINGS, INC.

         SECOND: The location of the registered office of the Corporation in the State of Delaware is at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is ONE HUNDRED FIFTY MILLION (150,000,000) shares of stock of the par value of $.001 per share, said shares consisting of FIFTEEN MILLION (15,000,000) shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), ONE HUNDRED TWENTY FIVE MILLION (125,000,000) shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), and TEN MILLION (10,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are sometimes collectively called the "Common Stock" and either shall sometimes be individually referred to as a class of Common Stock.

                  (b) Preferred Stock. The Preferred Stock, par value $.001 per share, may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a



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particular series shall fix, subject to applicable laws and the provisions of the Certificate of Incorporation, for each such series the number of shares constituting such series and the designation and the voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by the Board of Directors or a duly authorized committee thereof under the General Corporation Law of the State of Delaware.

         FIFTH: The name and mailing address of the incorporator is as follows:

                Ronniel Levy, Esq.
                Snow Becker Krauss P.C.
                605 Third Avenue
                New York, New York 10158

         SIXTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors. Unless and except to the extent required by the By-Laws of the Corporation, elections of directors need not be by written ballot.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         EIGHT: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH: Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         TENTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.



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         ELEVENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by or such lesser period as permitted by the appropriate escheat laws the stockholder entitled thereto for a period of six years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

         TWELFTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is, or the person or the person's testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director or officer may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 8th day of March, 2000.



                                                 /s/Ronniel Levy, Esq.
                                                 --------------------------
                                                 Ronniel Levy, Esq.
                                                 Incorporator




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